UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 20, 2010
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 20, 2010, the Board of Directors of Community Partners Bancorp  and its wholly owned banking subsidiary, Two River Community Bank, (collectively, referred to as the “Company”) amended its Code of Conduct (the “Code”).   The Code is provided as Exhibit 14.1 hereto.

In addition to certain non-substantive and administrative amendments to the Code, the Code was amended to incorporate certain unwritten policies of the Company, including that directors and employees of the Company are to adhere to all laws, rules and regulations applicable to the Company and that all employees must adhere to established accounting rules and audit controls.  The Code as amended incorporates the document retention rules and prohibitions on taking action to fraudulently influence, coerce, manipulate or mislead an independent accounting firm promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002.

The Code was also amended to incorporate new instructions for reporting illegal or unethical behavior, including the availability of a toll-free hotline and email address to send confidential reports of any suspected wrongdoing or questionable operations or conduct.  The Code as amended reminds the Company’s employees of the whistleblower protections available to them under applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

14.1           Community Partners Bancorp and Two River Community Bank Code of Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated:	October 22, 2010	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

14.1	Community Partners Bancorp and Two River Community Bank Code of Conduct